Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AEP Texas Inc. of our report dated February 21, 2019 relating to the financial statements, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in AEP Texas Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
March 29, 2019